Exhibit 99.1

The J. M. Smucker Company Announces Fiscal 2019 Third Quarter Results

ORRVILLE, Ohio, Feb. 26, 2019 /PRNewswire/ -- The J. M. Smucker Company (NYSE: SJM) today announced results for the third quarter ended January 31, 2019, of its 2019 fiscal year. Financial results for the third quarter and first nine months of 2019 include the contribution from Ainsworth Pet Nutrition, LLC ("Ainsworth"), which was acquired on May 14, 2018, and reflect the divestiture of the Company's U.S. baking business on August 31, 2018. All comparisons are to the third quarter of the prior fiscal year, unless otherwise noted.

EXECUTIVE SUMMARY

  Net sales increased $108.6 million, or 6 percent, led by the addition of Ainsworth and the Company's growth brands.
  Net income per diluted share was $1.07, including a noncash impairment charge within the U.S. Retail Pet Foods segment. Adjusted earnings per share was $2.26.
  Cash from operations was $421.1 million and free cash flow was $333.0 million.
  The Company maintained its guidance for full-year fiscal 2019.

CHIEF EXECUTIVE OFFICER REMARKS

"We are pleased with the progress that we made in the third quarter to advance our consumer centric strategy for growth, including increasing contributions from new platforms such as 1850™ coffee and Jif® Power-Ups™ snacks," said Mark Smucker, Chief Executive Officer. "Our results reflect strong sales across all of our key growth brands, including double-digit increases for Rachael Ray® Nutrish®, Smucker's® Uncrustables®, Nature's Recipe®, and Sahale Snacks®. We are also pleased with our cost management efforts, as we continue to deliver on our synergy and cost savings targets. Across all our businesses, we are executing on our strategic plan focused on meeting consumer and retail trends and delivering sustainable long-term growth."

THIRD QUARTER CONSOLIDATED RESULTS

	Three Months Ended January 31,
			% Increase
	2019	2018	(Decrease)
	(Dollars and shares in millions, except per share data)

Net sales	$2,011.9	$1,903.3	6%

Operating income	$217.6	$164.0	33%
Adjusted operating income	406.2	401.1	1%

Net income per common share – assuming dilution	$1.07	$7.32	(85%)
Adjusted earnings per share – assuming dilution	2.26	2.50	(10%)

Weighted-average shares outstanding – assuming dilution	113.8	113.6	-

Net Sales
Net sales increased 6 percent, reflecting a $199.2 million contribution from the Ainsworth acquisition, partially offset by the impact of $104.8 million of noncomparable net sales in the prior year attributed to the divestiture of the U.S. baking business. Excluding items impacting comparability, net sales increased $14.2 million, or 1 percent, as favorable volume/mix in U.S. Retail Coffee and U.S. Retail Consumer Foods was partially offset by declines in U.S. Retail Pet Foods. Net price realization was neutral as lower pricing on coffee was offset by higher pricing on pet food and pet snacks.

Operating Income
Gross profit increased $45.3 million, or 6 percent, primarily driven by the addition of Ainsworth, partially offset by the impact of the divested U.S. baking business. Excluding the acquisition and divestiture, gross profit increased $11.1 million, or 2 percent, primarily due to volume/mix. Operating income increased $53.6 million, or 33 percent, as higher gross profit and a $69.7 million decrease in intangible asset impairment charges were partially offset by a $42.5 million increase in selling, distribution, and administrative ("SD&A") expenses and an $8.1 million increase in amortization expense, both of which were primarily due to the Ainsworth acquisition. In addition, other special project costs increased $13.2 million. During the third quarter of 2019, we recognized a noncash impairment charge of $107.2 million associated with certain trademarks within the U.S. Retail Pet Foods segment not related to the Ainsworth business.

On a non-GAAP basis, adjusted gross profit increased $45.2 million, or 6 percent. Adjusted operating income increased $5.1 million, or 1 percent, with the primary difference from GAAP results being the exclusion of the impairment charges, special project costs, and amortization expense.

Interest Expense, Other Income (Expense), and Income Taxes
Net interest expense increased $8.5 million due to incremental debt issued earlier in the fiscal year to finance the Ainsworth acquisition. Net other expense increased $3.9 million reflecting a settlement loss on defined benefit pension plans and additional expense for certain litigation claims associated with an acquired business.

The effective income tax rate was 22.8 percent. Prior year income tax reflected a net benefit due to U.S. income tax reform, which included nonrecurring adjustments for the remeasurement of deferred tax liabilities and a partial offset due to a transition tax on undistributed foreign earnings.

On a non-GAAP basis, the adjusted effective income tax rate was 25.8 percent compared to 19.7 percent in the prior year. The lower tax rate in the prior year reflected a year-to-date adjustment due the enactment of U.S. income tax reform.

Cash Flow and Debt
Cash provided by operating activities was $421.1 million, compared to $469.0 million in the prior year with the decrease reflecting a less significant reduction in working capital. Free cash flow was $333.0 million, compared to $388.7 million in the prior year, reflecting the decrease in cash provided by operating activities and a $7.8 million increase in capital expenditures. Total debt was reduced in the quarter by $186.0 million.

FULL-YEAR OUTLOOK

The Company's full-year fiscal 2019 guidance is summarized below:

	Current	Previous
Net sales (in billions)	$7.9	$7.9
Adjusted earnings per share	$8.00 - $8.20	$8.00 - $8.20
Free cash flow (in millions)	$700 - $750	$700 - $750
Capital expenditures (in millions)	$350 - $370	$350 - $370
Effective tax rate	26.0%	25.5% - 26.0%

The adjusted earnings per share guidance reflects the following items related to the baking divestiture: (1) the foregone profit related to the U.S. baking business for the last 8 months of fiscal 2019; (2) the pre-tax gain related to the sale; (3) income taxes associated with the divestiture; and (4) interest expense reflecting the use of sale proceeds for debt repayments.

The free cash flow guidance of $700 to $750 million incorporates the factors mentioned above with capital expenditures in the range of $350 to $370 million.

THIRD QUARTER SEGMENT RESULTS

Dollar amounts in the segment tables below are reported in millions.

U.S. Retail Coffee

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY19 Q3 Results	$561.6	$183.7	32.7%
Increase (decrease) vs prior year	2%	1%	-40bps

Segment net sales increased $12.5 million as favorable volume/mix contributed 5 percentage points, primarily due to the Dunkin' Donuts® and 1850™ brands. The favorable volume/mix was partially offset by lower net price realization due to increased trade spend. Segment profit increased $2.1 million due to lower input costs and favorable volume/mix, which more than offset lower net price realization and increased marketing expense.

U.S. Retail Consumer Foods

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY19 Q3 Results	$422.7	$95.9	22.7%
Increase (decrease) vs prior year	(17%)	(21%)	-120bps

Segment net sales decreased $85.7 million, reflecting $102.4 million of noncomparable net sales in the prior year related to the divested U.S. baking business. Excluding the noncomparable results, net sales increased 4 percent, reflecting favorable volume/mix, which contributed 3 percentage points, primarily attributed to Smucker's® Uncrustables® and Jif®, driven by Power-Ups™. Segment profit decreased $25.5 million, primarily reflecting noncomparable segment profit in the prior year related to the U.S. baking business. Excluding the impact of the divestiture, segment profit decreased 6 percent, partially attributable to higher input costs, expenses related to the construction of the Smucker's® Uncrustables® production facility in Longmont, Colorado, and increased marketing expense.

U.S. Retail Pet Foods

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY19 Q3 Results	$759.0	$147.9	19.5%
Increase (decrease) vs prior year	35%	26%	-150bps

Segment net sales increased $198.0 million, reflecting the $199.2 million contribution from Ainsworth. Excluding Ainsworth, net sales declined $1.2 million, reflecting the exit of certain private label businesses and the discontinuation of Gravy Train® wet dog food products, which impacted net sales by $18.8 million. Volume/mix reduced net sales by 3 percentage points as the exited private label businesses, discontinued Gravy Train® products, and declines for Natural Balance® were partially offset by gains for the Meow Mix® and Kibbles 'n Bits® brands. Higher net pricing offset most of the volume/mix decline due to increased pricing for the Milk-Bone®, Meow Mix®, and Natural Balance® brands. Segment profit increased $30.3 million, reflecting the addition of Ainsworth. Excluding Ainsworth, segment profit was unchanged from the prior year as higher costs were offset by increased pricing.

International and Away From Home

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY19 Q3 Results	$268.6	$52.5	19.5%
Increase (decrease) vs prior year	(6%)	(2%)	70bps

Segment net sales decreased $16.2 million, reflecting a 2 percentage point decrease due to volume/mix, $5.2 million of unfavorable foreign currency exchange, lower net price realization, and the impact of $2.4 million of noncomparable net sales in the prior year related to the divested U.S. baking business. The decline in volume/mix was primarily driven by declines for the Folgers® brand and exported products, partially offset by gains for Smucker's® Uncrustables® and portion control products. Segment profit decreased $0.9 million reflecting the impact of reduced sales, foreign currency exchange, and profits related to the U.S. baking business. These declines were partially offset by reduced marketing expense and a net benefit of lower pricing and costs.

Conference Call
The Company will conduct an earnings conference call and webcast today, February 26, 2019, beginning at 8:30 a.m. Eastern time. To access the webcast, please visit jmsmucker.com/investor-relations.

The J. M. Smucker Company Forward-Looking Statements
This press release contains forward-looking statements, such as projected net sales, operating results, earnings, and cash flows that are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. The risks, uncertainties, important factors, and assumptions listed and discussed in this press release, which could cause actual results to differ materially from those expressed, include: the ability to successfully integrate the acquired Ainsworth business in a timely and cost-effective manner; the ability to achieve synergies and cost savings related to the Ainsworth acquisition in the amounts and within the time frames currently anticipated; the ability to achieve cost savings related to the organization optimization and cost management programs in the amounts and within the time frames currently anticipated; the ability to generate sufficient cash flow to meet the Company's cash deleveraging objectives; volatility of commodity, energy, and other input costs; risks associated with derivative and purchasing strategies employed to manage commodity pricing risks; the availability of reliable transportation on acceptable terms; the ability to implement and realize the full benefit of price changes, and the impact of the timing of the price changes to profits and cash flow in a particular period; the success and cost of marketing and sales programs and strategies intended to promote growth in the businesses, including product innovation; general competitive activity in the market, including competitors' pricing practices and promotional spending levels; the impact of food security concerns involving either the Company's or its competitors' products; the impact of accidents, extreme weather, and natural disasters; the concentration of certain of the Company's businesses with key customers and suppliers, including single-source suppliers of certain key raw materials and finished goods, and the ability to manage and maintain key relationships; the timing and amount of capital expenditures and share repurchases; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in useful lives of other intangible assets; the impact of new or changes to existing governmental laws and regulations and their application, including tariffs; the outcome of tax examinations, changes in tax laws, and other tax matters; foreign currency and interest rate fluctuations; and risks related to other factors described under "Risk Factors" in other reports and statements filed with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K. The Company undertakes no obligation to update or revise these forward-looking statements, which speak only as of the date made, to reflect new events or circumstances.

About The J. M. Smucker Company
For more than 120 years, The J. M. Smucker Company has brought families together to share memorable meals and moments. Guided by a vision to engage, delight, and inspire consumers through trusted food and beverage brands that bring joy throughout their lives, Smucker has grown to be a well-respected North American marketer and manufacturer with a balanced portfolio of leading and emerging, on-trend brands. In consumer foods and beverages, its brands include Smucker's®, Folgers®, Jif®, Dunkin' Donuts®, Crisco®, Café Bustelo®, R.W. Knudsen Family®, Sahale Snacks®, Smucker's® Uncrustables®, Robin Hood®, and Bick's®. In pet food and pet snacks, its brands include Rachael Ray® Nutrish®, Meow Mix®, Milk-Bone®, Kibbles 'n Bits®, Natural Balance®, and Nature's Recipe®. The Company remains rooted in the Basic Beliefs of Quality, People, Ethics, Growth, and Independence established by its founder and namesake more than a century ago. For more information about our Company, visit jmsmucker.com.

The J. M. Smucker Company is the owner of all trademarks referenced herein, except for the following, which are used under license: Dunkin' Donuts® is a registered trademark of DD IP Holder LLC, and Rachael Ray® is a registered trademark of Ray Marks Co. LLC.

Dunkin' Donuts® brand is licensed to The J. M. Smucker Company for packaged coffee products sold in retail channels such as grocery stores, mass merchandisers, club stores, and drug stores. This information does not pertain to Dunkin' Donuts® coffee or other products for sale in Dunkin' Donuts® restaurants.

The J. M. Smucker Company Unaudited Condensed Consolidated Statements of Income

	Three Months Ended January 31,			Nine Months Ended January 31,
			% Increase			% Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)
	(Dollars and shares in millions, except per share data)

Net sales	$2,011.9	$1,903.3	6%	$5,935.9	$5,575.8	6%
Cost of products sold	1,238.1	1,174.8	5%	3,712.6	3,430.2	8%
Gross Profit	773.8	728.5	6%	2,223.3	2,145.6	4%
Gross margin	38.5%	38.3%		37.5%	38.5%

Selling, distribution, and administrative expenses	373.1	330.6	13%	1,138.8	1,038.9	10%
Amortization	59.7	51.6	16%	179.9	154.7	16%
Goodwill impairment charge	-	145.0	(100%)	-	145.0	(100%)
Other intangible assets impairment charges	107.2	31.9	n/m	107.2	31.9	n/m
Other special project costs	18.8	5.6	n/m	51.9	42.4	22%
Other operating expense (income) - net	(2.6)	(0.2)	n/m	(29.5)	1.4	n/m
Operating Income	217.6	164.0	33%	775.0	731.3	6%
Operating margin	10.8%	8.6%		13.1%	13.1%

Interest expense - net	(51.6)	(43.1)	20%	(158.8)	(126.7)	25%
Other income (expense) - net	(8.8)	(4.9)	80%	(16.5)	(7.8)	112%
Income Before Income Taxes	157.2	116.0	36%	599.7	596.8	-
Income tax expense (benefit)	35.8	(715.3)	(105%)	156.8	(555.9)	(128%)
Net Income	$121.4	$831.3	(85%)	$442.9	$1,152.7	(62%)

Net income per common share	$1.07	$7.32	(85%)	$3.89	$10.15	(62%)

Net income per common share –
assuming dilution	$1.07	$7.32	(85%)	$3.89	$10.15	(62%)

Dividends declared per common share	$0.85	$0.78	9%	$2.55	$2.34	9%

Weighted-average shares outstanding	113.8	113.6	-	113.7	113.6	-
Weighted-average shares outstanding –
assuming dilution	113.8	113.6	-	113.7	113.6	-

The J. M. Smucker Company Unaudited Condensed Consolidated Balance Sheets

	January 31, 2019	April 30, 2018
	(Dollars in millions)
Assets
Current Assets:
Cash and cash equivalents	$206.5	$192.6
Trade receivables, less allowance for doubtful accounts	502.6	385.6
Inventories	924.7	854.4
Other current assets	92.4	122.4
Total Current Assets	1,726.2	1,555.0

Property, Plant, and Equipment - Net	1,847.9	1,729.1

Other Noncurrent Assets:
Goodwill	6,438.9	5,942.2
Other intangible assets - net	6,759.0	5,916.5
Other noncurrent assets	155.6	158.4
Total Other Noncurrent Assets	13,353.5	12,017.1
Total Assets	$16,927.6	$15,301.2

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$519.6	$512.1
Current portion of long-term debt	299.3	-
Short-term borrowings	504.0	144.0
Other current liabilities	493.5	377.7
Total Current Liabilities	1,816.4	1,033.8

Noncurrent Liabilities:
Long-term debt, less current portion	5,285.8	4,688.0
Other noncurrent liabilities	1,803.8	1,688.3
Total Noncurrent Liabilities	7,089.6	6,376.3

Shareholders' Equity	8,021.6	7,891.1
Total Liabilities and Shareholders' Equity	$16,927.6	$15,301.2

The J. M. Smucker Company Unaudited Condensed Consolidated Statements of Cash Flow

	Three Months Ended January 31,		Nine Months Ended January 31,
	2019	2018	2019	2018
	(Dollars in millions)

Operating Activities
Net income	$121.4	$831.3	$442.9	$1,152.7
Adjustments to reconcile net income to net cash
provided by (used for) operations:
Depreciation	51.2	52.1	154.1	157.2
Amortization	59.7	51.6	179.9	154.7
Goodwill impairment charge	-	145.0	-	145.0
Other intangible assets impairment charges	107.2	31.9	107.2	31.9
Share-based compensation expense	6.0	4.1	16.5	16.8
Remeasurement of U.S. deferred tax assets and liabilities	-	(791.9)	-	(791.9)
Gain on divestiture	(1.0)	-	(27.6)	-
Loss on disposal of assets – net	1.2	3.0	3.7	5.3
Other noncash adjustments – net	0.4	4.0	0.9	4.0
Defined benefit pension contributions	(20.1)	(31.6)	(20.1)	(32.4)
Changes in assets and liabilities, net of effect
from acquisition and divestiture:
Trade receivables	59.8	60.1	(51.4)	18.6
Inventories	41.6	105.2	(18.8)	1.6
Accounts payable and accrued items	(13.7)	(30.4)	61.9	27.6
Income and other taxes	(8.4)	12.9	10.1	(33.9)
Other - net	15.8	21.7	7.7	46.4
Net Cash Provided by (Used for) Operating Activities	421.1	469.0	867.0	903.6

Investing Activities
Business acquired, net of cash acquired	-	-	(1,903.0)	-
Additions to property, plant, and equipment	(88.1)	(80.3)	(267.2)	(210.3)
Proceeds from divestiture	(0.7)	-	371.4	-
Proceeds from disposal of property, plant, and equipment	0.1	8.9	0.5	8.9
Other - net	(15.2)	5.9	(24.5)	29.6
Net Cash Provided by (Used for) Investing Activities	(103.9)	(65.5)	(1,822.8)	(171.8)

Financing Activities
Short-term borrowings (repayments) - net	114.0	(210.0)	360.0	(200.0)
Proceeds from long-term debt	-	799.6	1,500.0	799.6
Repayments of long-term debt	(300.0)	(900.3)	(600.0)	(1,050.3)
Quarterly dividends paid	(96.5)	(88.0)	(281.4)	(261.4)
Purchase of treasury shares	(0.2)	(0.2)	(5.2)	(6.9)
Other - net	0.1	(5.1)	0.2	(6.2)
Net Cash Provided by (Used for) Financing Activities	(282.6)	(404.0)	973.6	(725.2)
Effect of exchange rate changes on cash	0.7	6.4	(3.9)	12.8
Net increase (decrease) in cash and cash equivalents	35.3	5.9	13.9	19.4
Cash and cash equivalents at beginning of period	171.2	180.3	192.6	166.8
Cash and Cash Equivalents at End of Period	$206.5	$186.2	$206.5	$186.2

The J. M. Smucker Company Unaudited Supplemental Schedule

	Three Months Ended January 31,				Nine Months Ended January 31,
		% of		% of		% of		% of
	2019	Net Sales	2018	Net Sales	2019	Net Sales	2018	Net Sales
	(Dollars in millions)

Net sales	$2,011.9		$1,903.3		$5,935.9		$5,575.8
Selling, distribution, and
administrative expenses:
Marketing	133.8	6.7%	102.5	5.4%	411.4	6.9%	335.7	6.0%
Selling	58.9	2.9%	55.5	2.9%	191.9	3.2%	187.5	3.4%
Distribution	64.8	3.2%	62.0	3.3%	196.5	3.3%	180.5	3.2%
General and administrative	115.6	5.7%	110.6	5.8%	339.0	5.7%	335.2	6.0%
Total selling, distribution, and
administrative expenses	$373.1	18.5%	$330.6	17.4%	$1,138.8	19.2%	$1,038.9	18.6%

Amounts may not add due to rounding.

The J. M. Smucker Company Unaudited Reportable Segments

	Three Months Ended January 31,		Nine Months Ended January 31,
	2019	2018	2019	2018
	(Dollars in millions)

Net sales:
U.S. Retail Coffee	$561.6	$549.1	$1,596.0	$1,579.9
U.S. Retail Consumer Foods	422.7	508.4	1,367.9	1,524.1
U.S. Retail Pet Foods	759.0	561.0	2,158.3	1,632.8
International and Away From Home	268.6	284.8	813.7	839.0
Total net sales	$2,011.9	$1,903.3	$5,935.9	$5,575.8

Segment profit:
U.S. Retail Coffee	$183.7	$181.6	$505.8	$456.9
U.S. Retail Consumer Foods	95.9	121.4	327.5	361.7
U.S. Retail Pet Foods	147.9	117.6	372.2	337.8
International and Away From Home	52.5	53.4	152.6	149.0
Total segment profit	$480.0	$474.0	$1,358.1	$1,305.4
Amortization	(59.7)	(51.6)	(179.9)	(154.7)
Goodwill impairment charge	-	(145.0)	-	(145.0)
Other intangible assets impairment charges	(107.2)	(31.9)	(107.2)	(31.9)
Interest expense - net	(51.6)	(43.1)	(158.8)	(126.7)
Unallocated derivative gains (losses)	(2.9)	(0.7)	(25.0)	21.6
Cost of products sold - special project costs	-	(2.3)	-	(3.9)
Other special project costs	(18.8)	(5.6)	(51.9)	(42.4)
Corporate administrative expenses	(73.8)	(72.9)	(219.1)	(217.8)
Other income (expense) - net	(8.8)	(4.9)	(16.5)	(7.8)
Income before income taxes	$157.2	$116.0	$599.7	$596.8

Segment profit margin:
U.S. Retail Coffee	32.7%	33.1%	31.7%	28.9%
U.S. Retail Consumer Foods	22.7%	23.9%	23.9%	23.7%
U.S. Retail Pet Foods	19.5%	21.0%	17.2%	20.7%
International and Away From Home	19.5%	18.8%	18.8%	17.8%

Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, including: net sales excluding acquisition, divestiture, and foreign currency exchange; adjusted gross profit; adjusted operating income; adjusted income; adjusted earnings per share; earnings before interest, taxes, depreciation, amortization, and impairment charges related to intangible assets ("EBITDA (as adjusted)"); and free cash flow, as key measures for purposes of evaluating performance internally. The Company believes that investors' understanding of its performance is enhanced by disclosing these performance measures. Furthermore, these non-GAAP financial measures are used by management in preparation of the annual budget and for the monthly analyses of its operating results. The Board of Directors also utilizes the adjusted operating income, adjusted earnings per share, and free cash flow measures as components for measuring performance for incentive compensation purposes.

Non-GAAP measures exclude certain items affecting comparability, that can significantly affect the year-over-year assessment of operating results, which include amortization expense and impairment charges related to intangible assets, integration and restructuring costs ("special project costs"), and unallocated gains and losses on commodity and foreign currency exchange derivatives ("unallocated derivative gains and losses"). The special project costs relate to specific integration and restructuring projects, and the unallocated derivative gains and losses reflect the changes in fair value of the Company's commodity and foreign currency exchange contracts. During the third quarter of 2018, we expanded our non-GAAP measures to also exclude certain one-time discrete tax adjustments. These adjustments, which were finalized during the third quarter of 2019, include the effect of the one-time items associated with U.S. income tax reform, comprised of the remeasurement of our U.S. deferred tax assets and liabilities and the recognition of the transition tax. Also included in the one-time discrete tax adjustments is the permanent tax difference related to the goodwill impairment charge that was recorded during 2018. We believe that excluding these one-time discrete tax adjustments in our non-GAAP measures provides comparability across the periods presented and better reflects the benefit of a lower blended U.S. statutory tax rate on our current and prior year earnings as a result of U.S. income tax reform.

These non-GAAP financial measures are not intended to replace the presentation of financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). Rather, the presentation of these non-GAAP financial measures supplements other metrics used by management to internally evaluate its businesses and facilitates the comparison of past and present operations and liquidity. These non-GAAP financial measures may not be comparable to similar measures used by other companies and may exclude certain nondiscretionary expenses and cash payments. A reconciliation of certain non-GAAP financial measures to the comparable GAAP financial measure for the current and prior year periods is included in the "Unaudited Non-GAAP Financial Measures" tables. The Company has also provided a reconciliation of non-GAAP financial measures for its fiscal 2019 outlook. As the amount of unallocated derivative gains and losses varies depending on market conditions and levels of derivative transactions with respect to a particular fiscal year, it is not determinable on a forward-looking basis and no guidance has been provided.

The J. M. Smucker Company Unaudited Non-GAAP Financial Measures

	Three Months Ended January 31,				Nine Months Ended January 31,
			Increase				Increase
	2019	2018	(Decrease)%		2019	2018	(Decrease)%
	(Dollars in millions)

Net sales reconciliation:
Net sales	$2,011.9	$1,903.3	$108.6	6%	$5,935.9	$5,575.8	$360.1	6%
Acquisition	(199.2)	-	(199.2)	(10%)	(546.2)	-	(546.2)	(10%)
Divestiture	-	(104.8)	104.8	6%	-	(179.0)	179.0	3%
Net sales excluding acquisition and divestiture	1,812.7	1,798.5	14.2	1%	5,389.7	5,396.8	(7.1)	-
Foreign currency exchange	5.2	-	5.2	-	9.3	-	9.3	-
Net sales excluding acquisition, divestiture,
and foreign currency exchange	$1,817.9	$1,798.5	$19.4	1%	$5,399.0	$5,396.8	$2.2	-

Amounts may not add due to rounding.

The J. M. Smucker Company Unaudited Non-GAAP Financial Measures

	Three Months Ended January 31,		Nine Months Ended January 31,
	2019	2018	2019	2018
	(Dollars in millions, except per share data)

Gross profit reconciliation:
Gross profit	$773.8	$728.5	$2,223.3	$2,145.6
Unallocated derivative losses (gains)	2.9	0.7	25.0	(21.6)
Cost of products sold - special project costs	-	2.3	-	3.9
Adjusted gross profit	$776.7	$731.5	$2,248.3	$2,127.9
% of net sales	38.6%	38.4%	37.9%	38.2%

Operating income reconciliation:
Operating income	$217.6	$164.0	$775.0	$731.3
Amortization	59.7	51.6	179.9	154.7
Goodwill impairment charge	-	145.0	-	145.0
Other intangible assets impairment charges	107.2	31.9	107.2	31.9
Unallocated derivative losses (gains)	2.9	0.7	25.0	(21.6)
Cost of products sold - special project costs	-	2.3	-	3.9
Other special project costs	18.8	5.6	51.9	42.4
Adjusted operating income	$406.2	$401.1	$1,139.0	$1,087.6
% of net sales	20.2%	21.1%	19.2%	19.5%

Net income reconciliation:
Net income	$121.4	$831.3	$442.9	$1,152.7
Income tax expense (benefit)	35.8	(715.3)	156.8	(555.9)
Amortization	59.7	51.6	179.9	154.7
Goodwill impairment charge	-	145.0	-	145.0
Other intangible assets impairment charges	107.2	31.9	107.2	31.9
Unallocated derivative losses (gains)	2.9	0.7	25.0	(21.6)
Cost of products sold - special project costs	-	2.3	-	3.9
Other special project costs	18.8	5.6	51.9	42.4
Adjusted income before income taxes	$345.8	$353.1	$963.7	$953.1
Income taxes, as adjusted (A)	89.1	69.4	258.1	268.3
Adjusted income	256.7	$283.7	$705.6	$684.8

Weighted-average common shares outstanding	113.2	113.0	113.1	113.0
Weighted-average participating shares outstanding	0.6	0.6	0.6	0.6
Total weighted-average shares outstanding	113.8	113.6	113.7	113.6
Dilutive effect of stock options	-	-	-	-
Total weighted-average shares outstanding - assuming dilution	113.8	113.6	113.7	113.6

Adjusted earnings per share – assuming dilution	$2.26	$2.50	$6.20	$6.03

(A)

Income taxes, as adjusted is based upon the Company's GAAP effective tax rate for the nine months ended January 31, 2019 and 2018, and reflects the impact of items excluded from GAAP net income to derive adjusted income. Income taxes, as adjusted also reflects the exclusion of certain one-time discrete tax adjustments for the three and nine months ended January 31, 2019 and 2018.

The J. M. Smucker Company Unaudited Non-GAAP Financial Measures

	Three Months Ended January 31,		Nine Months Ended January 31,
	2019	2018	2019	2018
	(Dollars in millions)

EBITDA (as adjusted) reconciliation:
Net income	$121.4	$831.3	$442.9	$1,152.7
Income tax expense (benefit)	35.8	(715.3)	156.8	(555.9)
Interest expense - net	51.6	43.1	158.8	126.7
Depreciation	51.2	52.1	154.1	157.2
Amortization	59.7	51.6	179.9	154.7
Goodwill impairment charge	-	145.0	-	145.0
Other intangible assets impairment charges	107.2	31.9	107.2	31.9
EBITDA (as adjusted)	$426.9	$439.7	$1,199.7	$1,212.3
% of net sales	21.2%	23.1%	20.2%	21.7%

Free cash flow reconciliation:
Net cash provided by (used for) operating activities	$421.1	$469.0	$867.0	$903.6
Additions to property, plant, and equipment	(88.1)	(80.3)	(267.2)	(210.3)
Free cash flow	$333.0	$388.7	$599.8	$693.3

The following tables provide a reconciliation of the Company's fiscal 2019 guidance for estimated adjusted earnings per share and free cash flow.

	Year Ending April 30, 2019
	Low	High

Net income per common share - assuming dilution reconciliation:
Net income per common share - assuming dilution	$5.34	$5.54
Special project costs	0.40	0.40
Amortization	1.56	1.56
Impairment charges	0.70	0.70
Adjusted earnings per share	$8.00	$8.20

	Year Ending April 30, 2019
	Low	High
	(Dollars in millions)
Free cash flow reconciliation:
Net cash provided by operating activities	$1,070	$1,100
Additions to property, plant, and equipment	(370)	(350)
Free cash flow	$700	$750

CONTACT: The J. M. Smucker Company: (330) 682-3000, Investors: Aaron Broholm, Vice President, Investor Relations, Media: Ray Hancart, Director, Communications & Media Relations